Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(267,261)
Unrealized Gain (Loss) on Market Value of Futures	(4,147,270)
Dividend Income	760
Interest Income	410
Total Income (Loss)	$(4,413,361)

Expenses
General Partner Management Fees	$22,954
Professional Fees	7,647
Prepaid Insurance Expense	692
NYMEX License Fee	573
Non-interested Directors' Fees and Expenses	514
Brokerage Commissions	(9)
Total Expenses	$32,371
Net Income (Loss)	$(4,445,732)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$48,065,460
Net Income (Loss)	(4,445,732)

Net Asset Value End of Month	$43,619,728
Net Asset Value Per Share (1,150,000 Shares)	$37.93

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612